CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of Pharmos Corporation (Forms S-3 Nos. 33-68762, 33-74638, 33-86720, 33-91918, 33-93466, 33-64289, 333-47359,
333-62909 and Form S-8 No. 333-38373) of Pharmos Corporation of our report dated March 1, 1999 appearing on page F-2 of this Form 10-K.


PricewaterhouseCoopers LLP
New York, New York
March 30, 1999